UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 15, 2005

CELLSTAR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0-22972

Delaware	75-2479727
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. employer identification no.)

1730 Briercroft Court, Carrollton, Texas 75006

(Address of Principal Executive Offices, Including Zip Code)

(972) 466-5000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 15, 2005, CellStar Corporation (the "Company") granted shares of Company restricted stock to its directors and certain of its executive officers in the following amounts:

Dale V. Kesler	Non-Employee Director	8,000
John L. ("J.L.") Jackson	Non-Employee Director	8,000
Jere W. Thompson	Non-Employee Director	8,000
Da Hsuan Feng	Non-Employee Director	8,000
Michael J. Farrell	Executive Vice President of Finance, Treasurer and Chief Administrative Officer	35,000
Elaine Flud Rodriguez	Senior Vice President and General Counsel	25,000
Raymond L. Durham	Senior Vice President and Chief Financial Officer	25,000
Juan Martinez Jr.	Vice President and Corporate Controller	8,000

The Company entered into restricted stock award agreements with each of the above-named individuals. The agreements provide that the shares of restricted stock vest at 33 1/3% over a three-year period, with immediate vesting upon the occurrence of any of the following: i) the participant's death; (ii) the participant's termination of service due to disability; (iii) the participant's termination of service by the Company without cause; (iv) the participant's voluntary termination of service after the attainment of age 65; or (v) a change of control, as such term is defined in the agreement. Each of the agreements is identical as to form and substance.

The foregoing description of the restricted stock award agreements is not complete and is qualified in its entirety by reference to the form of restricted stock award agreement. The form of restricted stock award agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, on November 15, 2005, CellStar, Ltd. ("Employer"), the Company's U.S. operating subsidiary, and the Company entered into an employment agreement with Michael J. Farrell, whereby Mr. Farrell agreed to serve as the Company's Executive Vice President of Finance, Treasurer and Chief Administrative Officer. The employment agreement has a term of three years, unless earlier terminated pursuant to its terms. Mr. Farrell will receive $250,000 per year during the term of the agreement, and he will be eligible to participate in an annual incentive plan approved by the Board of Directors of the Company. For fiscal 2006, the target incentive shall be not less than 45% of his base pay, based on policy guidelines as currently determined by the Board of Directors and subject to change by the Board. Mr. Farrell also received a grant of 35,000 shares of the Company's restricted stock pursuant to the employment agreement, as described above. Mr. Farrell is entitled to certain compensation following termination without cause by Employer, or upon termination in connection with a change in control, as such term is defined in the employment agreement. The employment agreement also contains provisions related to non-competition and confidentiality and indemnification by the Company.

The foregoing description of the employment agreement is not complete and is qualified in its entirety by reference to the employment agreement attached as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 15, 2005, CellStar Corporation (the "Company") appointed Michael J. Farrell as its Executive Vice President of Finance, Treasurer and Chief Administrative Officer. Prior to joining the Company, Mr. Farrell, who is 43 years old, held various positions with Motorola, Inc., including CFO/Director of Finance for the Asia Pacific Cellular Division and CFO/Director of Finance for Motorola's Latin America Cellular Division. Mr. Farrell joined Motorola in 1990 and spent 14 years with the company.

Prior to Mr. Farrell's appointment, he served Employer as a consultant. Pursuant to his consulting agreement, during fiscal 2005, Employer paid Mr. Farrell $106,736 for consulting services related to the Company's China operations. There is no arrangement or understanding between Mr. Farrell and any other person concerning his above-described appointment. There are no family relationships between Mr. Farrell and any other director, officer or nominee of the Company.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Form of CellStar Corporation Restricted Stock Award Agreement.

10.2 Employment Agreement by and among CellStar, Ltd., CellStar Corporation and Michael J. Farrell, dated as of November 15, 2005.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CELLSTAR CORPORATION

By: /s/ Elaine Flud Rodriguez
Date: November 21, 2005	Elaine Flud Rodriguez Senior Vice President and General Counsel

Exhibit Index

Exhibit No. Description

10.1 Form of CellStar Corporation Restricted Stock Award Agreement.

10.2 Employment Agreement by and among CellStar, Ltd., CellStar Corporation and Michael J. Farrell, dated as of November 15, 2005.